UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 16, 2011

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (410) 763-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

(e)           Compensatory Arrangements.

On June 16, 2011, Shore Bancshares, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with W. Moorhead Vermilye, its Chief Executive Officer, and an Employment Agreement with Lloyd L. Beatty, Jr., its President and Chief Operating Officer (each, an “Employment Agreement” and collectively, the “Employment Agreements”).  The Employment Agreements were approved by the Board of Directors of the Company and its Compensation Committee.  Copies of the Employment Agreements will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2011.

Mr. Vermilye’s Employment Agreement amends and restates his employment agreement, dated November 30, 2000, with The Talbot Bank of Easton, Maryland (the “Bank”) and the Company that was entered into as part of the Company’s merger with Talbot Bancshares, Inc. (the “Original Agreement”).  Mr. Beatty was not previously a party to an employment agreement.  The material provisions of the Employment Agreements are summarized below, as are the material differences between Mr. Vermilye’s Employment Agreement and his Original Agreement.  Except as discussed below, the provisions of the two Employment Agreements are identical in all material respects.

Summary of Employment Agreements

Pursuant to their Employment Agreements, Mr. Vermilye will continue to serve as the Company’s Chief Executive Officer and Mr. Beatty will continue to serve as the Company’s President.  The Employment Agreements entitle Messrs. Vermilye and Beatty to receive annual base salaries of $324,000 and $300,000, respectively, subject to periodic review and adjustment.  In addition, each officer is entitled to:  (i) participate in the Company’s bonus plans; (ii) receive employee benefits of the type offered by the Company and its affiliates to similarly-situated officers, including vacation, sick leave and disability leave; (iiii) receive fringe benefits of the type customarily made available by the Company to its officers; and (iv) be reimbursed for employment-related expenses.

Each of the Employment Agreements has a two-year term, which will automatically renew for successive 12-month terms unless a party notifies the other party at least 120 days prior to the end of the then-current term of its or his decision not to renew the Employment Agreement.  The term of an officer’s employment under his Employment Agreement may be terminated at any time and for any reason by either the Company or the officer (upon 30 days’ prior written notice), and it will automatically terminate upon the officer’s death.

Generally, the Company’s obligations to each officer under his Agreement will be suspended if any regulatory agency with jurisdiction over the Company temporarily prohibits the officer’s continued employment.  If such regulator’s charges are later dismissed, then the Company must reinstate the officer and pay him all compensation that was withheld during the suspension.

Upon the termination of his employment, each of the officers is entitled to receive all unpaid base salary that has accrued through the date of termination, all bonus awards (pro rated through the last day of the month in which termination occurs) that he would have received had he remained employed when bonuses are next declared or paid, and reimbursement of all unreimbursed expenses, all of which must be paid no later than March 15th of the year following the year in which the termination occurs.  In addition, all unexercised or unvested equity awards, or portions thereof, held by the officer as of the date of termination shall vest or terminate and be exercisable in accordance with their terms.

If an officer’s employment is terminated without “Cause” prior to the expiration of the term of his Employment Agreement, then, except in the case of termination following a “Change in Control” of the Company, the officer will additionally be entitled to receive severance (“Severance”) in the form of continued base salary (at the then-current level) for a period of 24 months following the date of termination (the “Severance Period”).  Each of the Employment Agreements provides that the first Severance payment will be made on the first regular payroll date that occurs on or after the 60th day following the termination of employment, provided that the officer has executed and delivered a release of claims and the statutory period during which he may revoke that release has expired on or before that 60th day.

In lieu of Severance, each of the Employment Agreements provides for the payment of a Change in Control benefit (the “CiC Benefit”) should the Company terminate an officer’s employment without Cause within 12 months of a Change in Control of the Company.  In this case, the officer will be entitled to receive an amount equal to the difference between (i) the product of 2.99 times the officer’s “base amount” as defined in Section 280G(b)(2) of the Internal Revenue Code (the “Code”) and (ii) the sum of any other parachute payments as defined under Section 280G(b)(2) of the Code that the officer receives on account of the Change in Control.  The CiC Benefit will be paid in one lump sum on the 60th day following termination of employment, provided that the officer has executed and delivered a release of claims and the statutory period during which he may revoke that release has expired on or before that 60th day.

Notwithstanding the payment terms discussed above, any payment obligation that arises on account of a termination of employment while the officer is a “specified employee” as defined under Section 409A of the Code will be subject to a post-termination waiting period to the extent that the payment constitutes “deferred compensation” under applicable Treasury regulations.  Mr. Vermilye’s Employment Agreement provides that such amounts will be paid within 15 days after the later of (i) the date that is six months after termination and (ii) the date that is 18 months after the date of his Employment Agreement.  Mr. Beatty’s Employment Agreement provides that such amounts will be paid within 15 days after the six-month period that follows his termination date.  If either officer dies during the waiting period, then payment will be made in a lump sum within 15 days after the appointment of a personal representative or executor of his estate.

If an officer is indebted to the Company at the time his employment is terminated, then, subject to certain restrictions, the Employment Agreement allows the Company to apply any post-termination amounts due to the officer toward repayment of such debt.

The Employment Agreements define the term “Cause” as:  (i) the officer’s “Disability” (as defined in the Employment Agreement); (ii) fraud, misappropriation or damage to the property or business of the Company by the officer; (iii) the commission of an act by the officer that constitutes dishonesty or a crime, or that causes the Company to commit a crime; (iv) the officer’s breach of the non-competition or non-solicitation provisions of the Employment Agreement; (v) the unauthorized use, misappropriation or disclosure by the officer of the Company’s confidential information or any confidential information of another person to whom the officer owes an obligation of nondisclosure; (vi) the officer’s breach of any of his other obligations under the Employment Agreement or any of the policies of the Company; (vii) the failure of the officer to abide by his responsibilities or to satisfactorily perform his duties; (viii) the officer’s failure to maintain a smooth and harmonious relationship with the Company’s management, staff, investors, affiliates or business relations; or (ix) the issuance of any order by the Maryland Commissioner of Financial Regulation, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, or any other supervisory agency with jurisdiction over the Company permanently prohibiting the officer’s continued service.

The term “Change in Control” is defined as the occurrence of any of the following events:  (i) a person, or group of persons acting together, acquires ownership of securities of the Company that, together with such person’s or group’s other securities, constitutes more than 50% of the total fair market value or total voting power of the Company’s securities; (ii) any person, or group of persons acting together, acquires (or has acquired during the preceding 12-month period) ownership of securities of the Company possessing 35% or more of the total voting power of the Company’s securities, (iii) a majority of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; or (iv) any person, or group of persons acting together, acquires (or has acquired during the preceding 12-month period) assets from the Company that have a total gross fair market value equal of at least 40% of the total gross fair market value of all of the Company’s assets.

Both Employment Agreements contain non-competition and non-solicitation provisions.  Specifically, during the term of an officer’s employment and thereafter until the longer of (i) his Severance Period and (ii) the date that is 12 months after the date of the Employment Agreement, but in no case longer than 24 months following the termination of employment, neither officer may, directly or indirectly, (a) compete with the Company or any of its affiliates in any county of any jurisdiction in which the Company or any of its affiliates maintains a branch or other office, or in any county of any jurisdiction that is contiguous to any such county, (b) solicit any existing Business Relation (as defined in the Employment Agreements) of the Company or any of its affiliates, wherever located, to purchase, sell or otherwise provide competing products and services, (c) accept employment with or act as an independent contractor to any such Business Relation if the employment or service will require the officer to render services that are similar to those provided by the Company or any of its affiliates, (d) employ, engage, or solicit for employment or engagement any person who was an employee or independent contractor of the Company or any of its affiliates during the 24 months preceding the officer’s termination of employment, or (e) encourage any person to reduce such person’s business, employment or service with the Company or any affiliate.  In addition to the foregoing, the Employment Agreements contain other customary business protection provisions, including an agreement to maintain the confidentiality of the Company’s business information, an agreement to return Company property following termination, and a 12-month non-disparagement agreement.

Except for disputes relating to the enforcement of the non-competition, non-solicitation and other business protection provisions of the Employment Agreements, the parties have agreed that all disputes arising under the Employment Agreements will be settled by binding arbitration.

The foregoing discussion is intended only as a summary of the material provisions of the Employment Agreements and, as such, may not contain all of the information that stockholders and other investors may deem important.  Accordingly, the foregoing summary is qualified in its entirety by, and stockholders and other investors are urged to read when filed, the full text of the Employment Agreements.

Mr. Vermilye’s Original Agreement

The provisions of Mr. Vermilye’s Original Agreement that were materially different from the provisions of his Employment Agreement are summarized below.

Mr. Vermilye’s Original Agreement had a five-year initial term, which was automatically renewable for one additional five-year term and then successive 12-month terms unless a party notified the other party at least 90 days prior to the end of the then-current term of its or his decision not to renew the Original Agreement.  The term could be terminated early by either party for any or no reason, although Mr. Vermilye was required to provide 90 days’ prior written notice to the Company if he intended to terminate his employment.

Unlike his Employment Agreement, the Original Agreement entitled Mr. Vermilye to receive continued compensation in the event he became disabled, as follows:  (i) 100% for the first six months of disability; (ii) 75% for the next 12 months; and (iii) 50% thereafter for the remainder of the term of the Original Agreement (inclusive of any benefits payable under the provisions of any disability insurance).  If Mr. Vermilye were to return to active employment on other than a full-time basis, then his compensation was to be reduced in proportion to the time he was employed.  If he again became disabled, then the foregoing benefits would (a) begin again at 100% for the first six months if he had been engaged in active full-time employment for more than 12 months immediately prior to the later disability or (b) resume where benefits left off if he had been engaged in active full-time employment for 12 months or less immediately prior to the later disability.  The Original Agreement permitted the Company and the Bank to replace Mr. Vermilye if he remained disabled for at least two years.  In that case, Mr. Vermilye would have continued to receive the foregoing disability benefits for the remainder of the then-current term of the Original Agreement and would be vested in and, at his normal retirement age, receive benefits promised under any supplemental executive retirement plan as if he had remained continually employed until his normal retirement age.

Like his Employment Agreement, Mr. Vermilye’s Original Agreement provided for the payment of severance if his employment were to be terminated without “Cause”, but the terms under which the severance would be paid were different.  If the termination was by the Company and not in connection with a Change in Control, then Mr. Vermilye would have received the continuation of his then-current base salary for the greater of (i) the remainder of the term of the Original Agreement and (ii) 24 months.  If the termination was by the Company and within 12 months following a Change in Control, was by Mr. Vermilye for any reason within 30 days following the Change in Control, or was by Mr. Vermilye for certain specified reasons relating to an adverse change by the Company to the circumstances of his employment within 90 days following the Change in Control, then Mr. Vermilye would have received the difference between (a) the product of 2.99 times his “base amount” as defined in Section 280G of the Code and (ii) the sum of any other parachute payments as defined under Section 280G of the Code that he received on account of the Change in Control.  The amount due following a Change in Control was to be paid in a lump sum within 10 days of the termination.  In addition, the Original Agreement required that any severance payable in connection with a Change in Control that was not approved by at least two-thirds of the continuing directors of the Company and the Bank be deposited into a grantor trust having an independent trustee.  The Original Agreement specified the manner in which that trust was to be administered.

The Original Agreement did not specifically permit the Company or the Bank to withhold any amounts due to Mr. Vermilye following the termination of employment, as repayment of debt.

The Original Agreement defined the term “Cause” as Mr. Vermilye’s gross negligence, gross neglect, commission of a felony or gross misdemeanor involving moral turpitude, fraud, or dishonesty, willful violation of any law that results in any adverse effect on either the Company or the Bank, or intentional failure to perform his duties.

The Original Agreement defined “Change in Control” as the occurrence of any of the following events:  (i) the acquisition by a person, or group of persons acting together, of ownership of more than 25% of the voting stock of the Company or the Bank; (ii) the acquisition by a person, or group of persons acting together, of the ability to control the election of a majority of the directors of the Company or the Bank; (iii) the acquisition by a person, or group of persons acting together, of a controlling influence over the management or policies of the Company or the Bank; (iv) the acquisition by a person, or group of persons acting together, of control of the Company or the Bank within the meaning of Title 12 of the Code of Federal Regulations; or (v) during any period of two consecutive years, members of the Board of Directors of the Company or of the Bank cease for any reason to constitute at least two-thirds thereof unless the election or appointment of the replacement directors was approved by a vote of at least two-thirds of the directors who were serving at the beginning of such two-year period.

The Original Agreement did not contain any provisions specific to the confidentiality of information, the return of property or the solicitation of the Company’s business relations and employees.  Mr. Vermilye did, however, promise that he would not, during the term of his employment, be a director, an officer, or an employee of, or a consultant to, any federal or state financial institution operating in Queen Anne’s County, Kent County, Caroline County, Talbot County, or Anne Arundel County in Maryland or Kent County in Delaware, other than the Bank or its subsidiaries or affiliates.

The foregoing discussion is intended only as a summary of the material provisions of the Original Agreement that differed from the material provisions of the Employment Agreement and, as such, may not contain all of the information that stockholders and other investors may deem important.  Accordingly, the foregoing summary is qualified in its entirety by, and stockholders and other investors are urged to read, the full text of the Original Agreement, which was attached as Appendix XIII to Exhibit 2.1 of the Company’s Current Report on Form 8-K that was filed on July 31, 2000.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: June 21, 2011	By: /s/ W. Moorhead Vermilye
W. Moorhead Vermilye Chief Executive Officer